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        Form of Amended Exhibit A to Administrative Services Agreement
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                                                                      (e)(ii)(A)
                                    FORM OF
                               AMENDED EXHIBIT A
                              dated April 4, 2001

                                                         Dated: December 1, 1995

                                    FORM OF
                                   EXHIBIT A
                                      TO
                       ADMINISTRATIVE SERVICE AGREEMENT

           This Agreement is adopted by Fifth Third Funds with respect to Investment C Shares of the following Funds of the Trust:

                              Investment C Shares
                              -------------------

Fifth Third Quality Growth Fund         Fifth Third Small Cap Growth Fund
Fifth Third Equity Income Fund          Fifth Third Large Cap Growth Fund
Fifth Third Pinnacle Fund               Fifth Third Equity Index Fund
Fifth Third Balanced Fund               Fifth Third Large Cap Value Fund
Fifth Third Mid Cap Fund                Fifth Third Short Term Bond Fund
Fifth Third International Equity Fund   Fifth Third Michigan Municipal Bond Fund
Fifth Third Technology Fund             Fifth Third Municipal Bond Fund
Fifth Third Intermediate Bond Fund
Fifth Third Long Term Bond Fund
Fifth Third U.S. Government Securities
Fifth Third Intermediate Municipal Bond
Fund
Fifth Third Ohio Tax Free Bond Fund
Fifth Third Multicap Fund
Fifth Third Microcap Fund
Fifth Third International GDP Fund

           In compensation for the services provided pursuant to this Agreement, FIFTH THIRD BANK will be paid a monthly fee computed at the annual rate of up to 0.25% of the average aggregate net asset value of the Investment C Shares of each applicable Fund held during the month.


     FIFTH THIRD FUNDS                            FIFTH THIRD BANK

     By:___________________                       By:____________________
        Jeffrey Cusick                                    Name:
     Vice President                                       Title: